UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2009

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

The following information shall not be deemed "filed" hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Earlier today, Nordson Corporation conducted an Investor Day event that was webcast in its entirety commencing at 8:30 a.m. eastern time. A Current Report on Form 8-K was filed timely on October 19, 2009 with the news release announcing the event as an exhibit.

During the Question & Answer session of the presentation Edward P. Campbell, our Chairman, President and Chief Executive Officer, in response to a question from a member of the audience, discussed order entry rates for the 12-week period ending October 11, 2009 compared to the same 12-week period in FY 2008. He discussed how these order rates had changed since the August 16, 2009 order data provided in the August 20, 2009 3rd Quarter FY 2009 earnings release.

In order to clarify Mr. Campbell’s response, we are providing an attached exhibit to this Current Report reflecting the order rate changes for the company as a whole and by segment.

Item 9.01 Financial Statements and Exhibits.

c) 99.1 Order Rate Comparison

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

October 20, 2009	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Order Rate Comparison